SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2014
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2014, BioLife Solutions, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”).  Pursuant to the terms of the Agency Agreement, the Company has agreed to sell, through the Placement Agent, up to 3,604,651 units (the “Units”) at an offering price of $4.30 per Unit (the “Unit Offering”). Each Unit consists of one share of the Company’s common stock, $0.001 par value and one common stock warrant (the “Warrants”).

Each whole Warrant entitles the purchaser to purchase one share of our common stock at a price equal to $4.75 per share at any time for up to seven years after the date of the closing of this Unit Offering.  The exercise price of the Warrants is subject to adjustment in the case of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.  Subject to certain limitations, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially hold in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.  The foregoing is only a brief description of the material terms of the Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Warrant that is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Unit Offering, the Company has entered into a definitive Securities Purchase Agreement, dated March 20, 2014 (the “Purchase Agreement”), with certain investors identified by the Placement Agent providing for the sale to the investors of  3,588,878 Units for gross proceeds of approximately $15.4 million.  The closing of the Unit Offering is expected to occur on or about March 25, 2014, subject to the satisfaction or waiver of closing conditions, including, without limitation, the sale of the Minimum Amount and our common stock having been approved for listing on the Nasdaq Capital Market.   The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Purchase Agreement.  The foregoing is only a brief description of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Form of Securities Purchase Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. The Unit Offering will terminate if the closing does not occur by March 31, 2014.

Pursuant to the Agency Agreement, the Placement Agent will act on a reasonable best efforts basis with a minimum offering amount of 1,395,350 Units and minimum gross proceeds of $6,000,005 (the “Minimum Amount”) and a maximum offering amount of 3,604,651 Units.  No closing will occur unless the Minimum Amount has been subscribed and out common stock has been approved for listing on the Nasdaq Capital Market.  The Company has agreed to pay the Placement Agent, assuming it closes on the Minimum Amount, a cash fee equal to: (i) 7% of the gross proceeds received by the Company from the sale of the Units at the closing on amounts from $1 up to $5,000,000, (ii) 8% of the gross proceeds received by the Company on amounts from $5,000,000 up to $10,000,000 and (iii) 8.5% on the incremental amounts sold above $10,000,000. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company has also agreed to reimburse the Placement Agent’s expenses equal to 1% of the aggregate gross proceeds raised in the Unit Offering.  The Company has agreed to indemnify the Placement Agent against certain liabilities.  The Company may also be required to contribute to payments the Placement Agent may be required to make in respect of such liabilities.  The Agency Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Agency Agreement.  The foregoing is only a brief description of the material terms of the Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agency Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Units are being offered by the Company pursuant to an effective registration statement on Form S-1, which was initially filed with the Securities and Exchange Commission on December 16, 2013 and declared effective on March 19, 2014 (File No. 333-192880), and a related registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This current report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 3.02.                      UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

As previously disclosed, on December 16, 2013, we entered into a note conversion agreement with each of Thomas Girschweiler, an affiliate and former director of the Company, and Walter Villiger, an affiliate of the Company (the “Note Conversion Agreements”). The noteholders held, as of December 31, 2013, an aggregate of $14.1 million, including $10.6 million principal amount of outstanding promissory notes and approximately $3.5 million of accrued and unpaid interest under secured convertible multi-draw term loan facility agreements entered into with each of the noteholders on January 11, 2008, which we refer to as the facility agreements. Pursuant to the Note Conversion Agreements, the noteholders agreed to convert on a private placement basis the outstanding indebtedness, including accrued interest thereon in connection with and on substantially similar terms as the Company’s next “Qualified Financing”, which was defined as the “next offer and sale its equity for cash, provided that a Qualified Financing shall not include any issuance of securities of the Company pursuant to compensatory arrangements.”  On February 11, 2014, Mr. Girschweiler and Mr. Villiger assigned their respective rights and obligations under the promissory notes, the facility agreements and the Note Conversion Agreements to entities wholly-owned and controlled by the noteholders, namely WAVI Holding AG in the case of Mr. Villiger and Taurus4757 GmbH in the case of Mr. Girschweiler (the “Amendments”). The foregoing description of the Note Conversion Agreements and Amendments is not complete and is qualified in its entirety by reference to the full and complete terms of the Note Conversion Agreements, which were attached to the Current Report on Form 8-K filed December 16, 2013 as Exhibit 10.1 and Exhibit 10.2, and the Amendments, which were attached to the Current Report on Form 8-K filed February 12, 2014 as Exhibit 10.1 and Exhibit 10.2.

If the Unit Offering closes, the indebtedness under the facility agreements, including accrued interest thereon through the closing date, will be converted on a private placement basis into units having substantially similar terms as the Unit Offering, concurrently with the Unit Offering closing.   The noteholders would also release all security and the facility agreements would be terminated.  If the Unit Offering closes on the terms described in this Current Report on Form 8-K, WAVI Holding AG will be issued approximately 1,777,211 units in exchange for the conversion of approximately $5.7 million principal amount of outstanding promissory note and $2.0 million of interest accrued thereon, and Taurus 4757 GmbH will be issued approximately 1,544,194 units in exchange for the conversion of approximately $4.9 million principal amount of outstanding promissory note and $1.7 million of interest accrued thereon.  The warrants issued to the note holders will not include any beneficial ownership limitation.

The units and underlying securities being issued to the noteholders have not and will not be registered pursuant to the Securities Act of 1933, as amended.  Such securities will be issued to the noteholders, each of whom is a non-U.S. person, in an offshore transaction relying on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

ITEM 7.01.                      REGULATION FD DISCLOSURE

On March 20, 2014, the Company issued a press release announcing the pricing of the Unit Offering described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit #                      Description

4.1	Form of Warrant

10.1	Placement Agent Agreement, dated March 20, 2014, BioLife Solutions, Inc. and Ladenburg Thalmann & Co. Inc.

10.2	Form of Securities Purchase Agreement

99.1	Press Release of BioLife Solutions, Inc. dated March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 2014

BIOLIFE SOLUTIONS, INC.

By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer